UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Saga Communications, Inc. (“Annual Meeting”) was held on May 8, 2017.

At the Annual Meeting, the stockholders voted on the following matters:

(1) The six nominees for election as directors for the ensuing year, and until their successors are elected and qualified, received the following votes:

Name	For	Withheld	Broker Non-Votes
Clarke R. Brown, Jr.	12,085,022	1,446,862	158,764
Edward K. Christian	12,689,089	842,795	158,764
Timothy J. Clarke*	4,012,855	734,279	158,764
Roy F. Coppedge III*	4,012,916	734,218	158,764
G. Dean Pearce	12,797,657	734,227	158,764
Gary Stevens	12,145,028	1,386,856	158,764

 ____________

* Elected by the holders of Class A Common Stock.

(2) The proposal to ratify the appointment by the Board of Directors of UHY LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2017 was approved with 13,677,008 votes cast for, 12,879 votes cast against and 761 abstentions.

(3) The proposal to adopt, by a non-binding advisory vote, a resolution approving the compensation of our named executive officers as described in the proxy statement was approved with 12,278,291 votes cast for, 1,250,156 votes cast against, 3,437 abstentions and 158,764 broker non-votes.

(4) The proposal to recommend, by a non-binding advisory vote, whether the non-binding advisory vote to approve the compensation of our named executive officers should occur every year, every other year or every three years was approved for every three years with 10,931,675 votes cast for, 2,591,099 votes cast for every year, 1,072 votes cast for every other year, 6,112 abstentions, and 158,764 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 8, 2017	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and
Chief Financial Officer